Exhibit 10.5

EXECUTION VERSION

FIRST AMENDMENT TO MASTER PROMISSORY NOTE (DEMAND)

THIS FIRST AMENDMENT TO MASTER PROMISSORY NOTE (DEMAND) (“Amendment”) is made effective as of July 17, 2020, by and among CCUR HOLDINGS, INC. (the "Lender") and LM CAPITAL SOLUTIONS, LLC, a New York limited liability company (the “Borrower”).

RECITALS:

WHEREAS, the Borrower has executed and delivered in favor of the Lender the Master Promissory Note (Demand) dated as of February 13, 2019 in the principal amount of $10,350,000 (as amended, restated, supplemented or otherwise modified from time to time, the “Promissory Note”); and

WHEREAS, Borrower has notified the Lender of an upcoming transaction that would otherwise constitute an Acceleration Event (as defined in the Promissory Note); and

WHEREAS, the Lender is willing to amend the Promissory Note; and

WHEREAS, to accomplish the foregoing, the parties hereto have agreed to modify certain terms of the Promissory Note.

NOW THEREFORE, in consideration of the Recitals and the mutual covenants and conditions set forth in the Promissory Note, the other documents and instruments executed in connection with the Promissory Note (together with the Promissory Note, the “Loan Documents”) and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Loan Documents shall be amended by this Amendment as more specifically set forth herein. Defined terms utilized in this Amendment and not otherwise defined herein shall have the meanings given to them in the Promissory Note as the same is amended hereby.

1.                  Reaffirmation of Existing Debt. The Borrower acknowledges and confirms as of the date hereof (a) that the Borrower’s obligation to repay the outstanding principal amount of the Loans is unconditional and not subject to any offsets, defenses or counterclaims, (b) that the Lender has performed fully all of its respective obligations under the Promissory Note and the other Loan Documents, and (c) by entering into this Amendment, the Lender does not waive or release any term or condition of the Promissory Note or any of the other Loan Documents or any of their rights or remedies under such Loan Documents or applicable law or any of the obligations of the Borrower thereunder.

2.                  Amendments to Promissory Note.

(a)                The section titled “Covenants.” is hereby amended and restated to read as follows:

Covenants. At all times during the term hereof and so long as any Loan hereunder remains outstanding:

(a)       The Borrower shall not make any dividend or other distribution without the consent of the Lender;

(b)        The Borrower shall not make any payments to (whether as an operating expense, consultant fee or otherwise) Avraham Zeines, Oskar Kowalski or Kamil Blaszczak;

(c)       On the 20th day of each month, the Borrower shall repay, in an amount equal to Excess Cash as of the last day of the immediately preceding month, (i) first, accrued and unpaid interest and (ii) second, the outstanding principal amount of the Note. “Excess Cash” shall mean all revenue minus operating expenses and agreed upon distributions (which shall not include, for the avoidance of doubt, management fees, consultant fees or any payments prohibited to be made by the Borrower under this Note); and

(d)	The Borrower shall furnish to the Lender:

(i)	Notices of any of the following (collectively, “Notice Events”): (A) the occurrence of (1) a default or breach by the Borrower under this Note or any other Loan Document or (2) the occurrence of any Acceleration Event, (B) any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, (C) any default occurs under any agreement in connection with any credit the Borrower or any of the Borrower’s related entities or affiliates has obtained from anyone other than the Lender or which the Borrower or any of the Borrower’s related entities or affiliates has guaranteed, (D) any lawsuit or lawsuits are filed on behalf of one or more trade creditors against the Borrower in an aggregate amount of Fifty Thousand Dollars ($50,000) or more in excess of any insurance coverage or (E) any judgments or arbitration awards are entered against the Borrower, or the Borrower enters into any settlement agreements with respect to any litigation or arbitration, in an aggregate amount of Fifty Thousand Dollars ($50,000) or more in excess of any insurance coverage. For purposes hereof, “Material Adverse Effect” shall mean (1) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its subsidiaries taken as a whole, (2) a material impairment of the ability of the Borrower to perform its obligations under this Note or any other Loan Document, or (3) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower under this Note or any other Loan Document.

(b)                The section titled “Acceleration.” is hereby amended and restated to read as follows:

Acceleration. If any of the following events occurs (each an “Acceleration Event”), then the entire debt outstanding under this Note will automatically be due immediately (without prior notice): (a) upon demand by the Lender, (b) the Borrower files a bankruptcy petition, a bankruptcy petition is filed against the Borrower, or the Borrower makes a general assignment for the benefit of creditors, (c) a receiver or similar official is appointed for a substantial portion of the Borrower’s business, or the business is terminated, or, the Borrower is liquidated or dissolved or (d) a Change of Control has occurred. “Change of Control” means the Lender shall cease to own and control, of record and beneficially, at least 51% of the outstanding equity interests of the Borrower.

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3.                  Representations and Warranties of the Borrower. The Borrower hereby represents and warrants to Lender as follows:

(a)                All of the agreements, acknowledgments, covenants, representations and warranties of the Borrower set forth in the existing Loan Documents, as the same are amended hereby, are hereby made again by the Borrower as of the date of this Amendment and are all true and correct in all respects as of the date hereof;

(b)                There has been and is no event of default or other breach or nonfulfillment under any of the existing Loan Documents, and no other act, omission, matter or circumstance has occurred or is in existence which, with the giving of notice or the passage of time, or both, would give rise to or constitute an event of default, breach or nonfulfillment under any of the existing Loan Documents or this Amendment; and

(c)                The Borrower has taken all action necessary to fully authorize the execution, delivery and performance of this Amendment and all other agreements, documents and instruments contemplated hereby, and this Amendment and all such other agreements, documents and instruments constitute in all respects the legal, valid and binding obligation of the Borrower, enforceable in accordance with their respective terms.

4.                  Effectiveness; Conditions Precedent. This Amendment shall become effective, as of the date first written above, upon satisfaction of the following conditions precedent:

(a)                Receipt by the Lender of counterparts of this Amendment, which collectively shall have been executed on behalf of the Borrower and the Lender; and

(b)                Receipt by the Lender of a prepayment of the Promissory Note in the amount of One Million One Hundred Fifty Four Thousand Eighty Dollars and Thirty Two Cents ($1,154,080.32).

5.                  Expenses. The Borrower agrees to pay all reasonable, out-of-pocket costs and expenses of the Lender, the Borrower, AZOKKB, LLC and their affiliates in connection with the preparation, execution and delivery of this Amendment (including, for the avoidance of doubt, the reasonable and documented counsel fees of such parties).

6.                  Survival of Representations and Warranties. All representations and warranties contained in this Amendment and in the Loan Documents as amended hereby shall survive the execution and delivery of this Amendment and any investigation made by the Lender or the Lender’s agents or representatives.

7.                  Continuing Effect; Inconsistency. All of the terms and conditions of the Loan Documents remain in full force and effect, as amended hereby. In the event there is determined to be any inconsistency between the terms and conditions of the existing Loan Documents and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall govern to the full extent of such inconsistency.

8.                  Cross Default; Remedies. This Agreement is a Loan Document. Any breach of warranty, misrepresentation or nonfulfillment of any agreement on the part of the Borrower of this Amendment shall be and constitutes a breach and default under the Promissory Note. Lender shall have all rights and remedies available under the Loan Documents, this Amendment and all agreements, documents and instruments contemplated hereby, and all other rights and remedies available to it at law, in equity or otherwise, upon any such breach of warranty, misrepresentation or nonfulfillment of agreement by the Borrower.

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9.                  No Waiver. Nothing herein is intended or shall be construed as a waiver by the Lender of any breach, default or other nonfulfillment by any party under any of the Loan Documents.

10.              No Future Obligation to Amend, Extend or Renew. The Borrower acknowledges and agrees that the Lender was not obligated or required to enter into this Amendment and that the Lender has not agreed to, and is not obligated or required to further revise, alter or amend any terms or conditions of any of the Loan Documents, this Amendment or any agreement, document or instrument contemplated hereby, or to provide the Borrower with any additional credit facilities or other funds or credit.

11.              Receipt by the Borrower. The Borrower hereby acknowledges its receipt of a true and correct copy of this Amendment and of each document executed and delivered in connection herewith.

12.              Headings and Captions. The titles or captions of sections and paragraphs in this Amendment are provided for convenience of reference only, and shall not be considered a part of this Amendment for purposes of interpreting or applying this Amendment, and such titles or captions do not define, limit, extend, explain or describe the scope or extent of this Amendment or any of its terms or conditions.

13.              Counterparts. This Amendment may be executed in any number of counterparts, each of which shall constitute one and the same instrument.

14.              Notices. Any notice or other communication desired or required to be made or given pursuant to this Amendment shall be made or given to the parties at any address, and in any manner as provided in, the Master Note.

15.              Entire Agreement. This Amendment, the Loan Documents as amended hereby, and all exhibits and schedules hereto and thereto, constitute the entire agreement between the parties hereto pertaining to the subject matters hereof and supersede all negotiations, preliminary agreements and all prior or contemporaneous discussions and understandings of the parties hereto in connection with the subject matters hereof. All exhibits and schedules are incorporated into this Amendment as if set forth in their entirety and constitute a part hereof. This Amendment is a Loan Document.

16.              Modifications in Writing. No amendment, modification, supplement, termination or waiver of or to any provision of this Amendment, or consent to any departure therefrom, shall be effective unless the same shall be in writing and signed by or on behalf of the party to be charged with the enforcement thereof.

17.              Relationship. Nothing contained in this Amendment and no action taken by the parties pursuant hereto shall be deemed to constitute the parties a partnership, an association, a joint venture or other entity.

18.              Binding Effect on Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, legal representatives and permitted assigns.

19.              Governing Law. This Amendment shall be governed by and shall be interpreted according to federal law and the laws of New York.

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IN WITNESS WHEREOF, the parties have executed this Amendment to be duly executed as of the date first above written.

LM CAPITAL SOLUTIONS, LLC

By: /s/ Igor Volshteyn

Name: Igor Volshteyn

Title: President

CCUR HOLDINGS, INC.

By: /s/ Igor Volshteyn

Name: Igor Volshteyn

Title: COO/President

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